REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Wells Fargo Funds Trust:

In planning and performing our audits of the financial statements of Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Growth Equity Fund, Index Fund, International Equity Fund, Large Cap Appreciation Fund, Large Company Growth Fund, Emerging Markets Focus Fund, Institutional Emerging Markets Fund, Mid-Cap Growth Fund, Overseas Fund, Specialized Financial Services Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Company Growth Fund, Small Company Value Fund, Specialized Health Sciences Fund, Specialized Technology Fund, Asset Allocation Fund, Growth Balanced Fund, Moderate Balanced Fund, Aggressive Allocation Fund, Conservative Allocation Fund, International Core Fund, Asia Pacific Fund, Balanced Fund, C&B Large Cap Value Fund, Equity Value Fund, and International Value Fund (collectively the "Funds"), thirty portfolios constituting the Wells Fargo Funds Trust, each a series of Wells Fargo Funds Trust, for the year or period ended September 30, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Wells Fargo Funds Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of Wells Fargo Funds Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Wells Fargo Funds Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weakness under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in Wells Fargo Funds Trust's internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be a material weakness as defined above as of September 30, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG LLP

Philadelphia, Pennsylvania
November 22, 2005